Exhibit 99.1

News Release
Investor Contacts:
Trey Clark, +1.713.439.8039, trey.clark@bakerhughes.com
Eric Holcomb, +1.713.439.8822, eric.s.holcomb@bakerhughes.com

Media Contact:
Christine Mathers, +1.713.439.8738, christine.mathers@bakerhughes.com
Baker Hughes Incorporated 2929 Allen Parkway Houston, Texas 77019 Phone: 713.439.8600 Fax: 713.439.8280 www.bakerhughes.com

Baker Hughes Announces Third Quarter Results

•	Record revenue of $5.8 billion

•	Adjusted net income of $0.81 per diluted share including $0.09 per diluted share for bad debt provisions in Latin America

•	Record Eastern Hemisphere revenue and operating profit, with revenue increasing 20% compared to the third quarter of 2012
HOUSTON, Texas (October 18, 2013) – Baker Hughes Incorporated (NYSE: BHI) announced today results for the third quarter of 2013 are as follows:

	Q3 2013	Q2 2013	Q3 2012
Revenue (millions)	$5,787	$5,487	$5,355
Adjusted net income (non-GAAP, millions)	358	240	322
Net income (GAAP, millions)	341	240	279
Adjusted net income per diluted share (non-GAAP)	0.81	0.54	0.73
Net income per diluted share (GAAP)	0.77	0.54	0.63
Adjusted net income for the third quarter of 2013 excludes after-tax severance charges of $17 million ($0.04 per diluted share) related to restructuring in Latin America, but includes an after-tax charge of $42 million ($0.09 per diluted share) for bad debt provisions in Latin America. Please see Table 1 for a reconciliation of GAAP to non-GAAP Financial Measures.
“During the quarter, we achieved record revenue and strong earnings growth. In addition, we increased margins sequentially in each of our four geographic segments,” said Martin Craighead, Baker Hughes’ Chairman and Chief Executive Officer. “Specifically, in our Eastern Hemisphere operations, we increased revenue 20% compared to the same quarter last year at higher margins as a result of increased activity and improved mix. This growth was led by strong performance in the Middle East, Asia Pacific, Africa, and Russia Caspian.

“North America also delivered higher margins with the seasonal recovery in Canada and improved performance in all of our product lines. Across the region, growth was led by our Drilling Services, Completions Systems, Artificial Lift, and Upstream Chemicals businesses.
“The increasing complexity of oil and gas production aligns with our strength in technology and reservoir expertise. By leveraging our heritage of innovation, we will continue to deliver new technologies and unique solutions that address tomorrow’s exploration and production challenges.”

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Baker Hughes Announces Third Quarter Results

Cash increased $245 million to $1.37 billion as of September 30, 2013, compared to $1.12 billion at June 30, 2013. Debt decreased by $334 million to $4.58 billion compared to the second quarter of 2013.
Capital expenditures were $511 million, depreciation and amortization expense was $423 million and dividend payments were $68 million in the third quarter of 2013.
Adjusted EBITDA (a non-GAAP measure) in the third quarter of 2013 was $1.0 billion, an increase of $158 million compared to the second quarter of 2013. A reconciliation of net income attributable to Baker Hughes to Adjusted EBITDA is provided in Table 2. Supplemental financial information for revenue and adjusted operating profit before tax (a non-GAAP measure) is provided in Tables 5a and 5b.
The following financial statements and information in Tables 1 through 5 are unaudited.

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Baker Hughes Announces Third Quarter Results

Consolidated Condensed Statements of Income

	Three Months Ended
	September 30,		June 30,
(In millions, except per share amounts)	2013	2012	2013
Revenue	$5,787	$5,355	$5,487
Costs and expenses:
Cost of revenue	4,750	4,396	4,591
Research and engineering	142	118	131
Marketing, general and administrative	319	355	329
Total costs and expenses	5,211	4,869	5,051
Operating income	576	486	436
Interest expense, net	(58)	(49)	(60)
Income before income taxes	518	437	376
Income taxes	(178)	(153)	(131)
Net income	340	284	245
Net loss (income) attributable to noncontrolling interests	1	(5)	(5)
Net income attributable to Baker Hughes	$341	$279	$240

Basic earnings per share attributable to Baker Hughes	$0.77	$0.63	$0.54
Diluted earnings per share attributable to Baker Hughes	$0.77	$0.63	$0.54

Weighted average shares outstanding, basic	444	440	443
Weighted average shares outstanding, diluted	445	441	444

Depreciation and amortization expense	$423	$408	$424
Capital expenditures	$511	$741	$551

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Baker Hughes Announces Third Quarter Results

Consolidated Condensed Statements of Income

	Nine Months Ended September 30,
(In millions, except per share amounts)	2013	2012
Revenue	$16,504	$16,036
Costs and expenses:
Cost of revenue	13,667	12,915
Research and engineering	400	370
Marketing, general and administrative	970	999
Total costs and expenses	15,037	14,284
Operating income	1,467	1,752
Interest expense, net	(173)	(153)
Income before income taxes	1,294	1,599
Income taxes	(441)	(497)
Net income	853	1,102
Net income attributable to noncontrolling interests	(5)	(5)
Net income attributable to Baker Hughes	$848	$1,097

Basic earnings per share attributable to Baker Hughes	$1.91	$2.49
Diluted earnings per share attributable to Baker Hughes	$1.91	$2.49

Weighted average shares outstanding, basic	443	440
Weighted average shares outstanding, diluted	444	441

Depreciation and amortization expense	$1,262	$1,151
Capital expenditures	$1,552	$2,183

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Baker Hughes Announces Third Quarter Results

Consolidated Condensed Balance Sheets

	September 30,	December 31,
(In millions)	2013	2012
ASSETS
Current Assets:
Cash and cash equivalents	$1,368	$1,015
Accounts receivable - less allowance for doubtful accounts (2013 - $310, 2012 - $308)	5,343	4,815
Inventories, net	3,960	3,781
Other current assets	836	806
Total current assets	11,507	10,417
Property, plant and equipment, net	8,964	8,707
Goodwill	5,967	5,958
Intangible assets, net	915	993
Other assets	721	614
Total assets	$28,074	$26,689
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$2,474	$1,737
Short-term debt and current portion of long-term debt	737	1,079
Accrued employee compensation	717	646
Other accrued liabilities	771	662
Total current liabilities	4,699	4,124
Long-term debt	3,838	3,837
Deferred income taxes and other tax liabilities	797	745
Long-term liabilities	747	715
Equity	17,993	17,268
Total liabilities and equity	$28,074	$26,689

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Baker Hughes Announces Third Quarter Results

Consolidated Condensed Statements of Cash Flows

	Nine Months Ended September 30,
(In millions)	2013	2012
Cash flows from operating activities:
Net income	$853	$1,102
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	1,262	1,151
Other, primarily working capital	43	(1,306)
Net cash flows provided by operating activities	2,158	947
Cash flows from investing activities:
Expenditures for capital assets	(1,552)	(2,183)
Other	248	287
Net cash flows used in investing activities	(1,304)	(1,896)
Cash flows from financing activities:
Net (repayments) proceeds from issuance of debt	(332)	1,075
Dividends	(200)	(197)
Other	33	24
Net cash flows (used in) provided by financing activities	(499)	902
Effect of foreign exchange rate changes on cash and cash equivalents	(2)	4
Increase (decrease) in cash and cash equivalents	353	(43)
Cash and cash equivalents, beginning of period	1,015	1,050
Cash and cash equivalents, end of period	$1,368	$1,007

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Baker Hughes Announces Third Quarter Results

Table 1: Reconciliation of GAAP and Non-GAAP Financial Measures
The following table reconciles net income attributable to Baker Hughes, which is the directly comparable financial result determined in accordance with Generally Accepted Accounting Principles (GAAP), to adjusted net income1 (a non-GAAP financial measure). This excludes identified items with respect to the third quarters of 2013 and 2012. There were no identified items requiring adjustment for the second quarter of 2013.

	Three Months Ended September 30, 2013
(In millions, except per share amounts)	Net Income	Diluted Earnings Per Share
Net income attributable to Baker Hughes (GAAP)	$341	$0.77
Identified item:
Severance charges[2]	17	0.04
Adjusted net income (non-GAAP)[1]	$358	$0.81

	Three Months Ended September 30, 2012
(In millions, except per share amounts)	Net Income	Diluted Earnings Per Share
Net income attributable to Baker Hughes (GAAP)	$279	$0.63
Identified items:
Information technology charges[3]	28	0.07
Facility closure[4]	15	0.03
Adjusted net income (non-GAAP)[1]	$322	$0.73

1
Adjusted net income is a non-GAAP measure comprised of net income attributable to Baker Hughes excluding the impact of certain identified items. The Company believes that adjusted net income is useful to investors because it is a consistent measure of the underlying results of the Company’s business. Furthermore, management uses adjusted net income as a measure of the performance of the Company’s operations.

2	Severance charge of $19 million before-tax ($17 million after-tax) related to restructuring in Latin America during the third quarter of 2013.
3	Charge of $43 million before-tax ($28 million after-tax) related to internally developed software and other information technology assets in the third quarter of 2012.
4	Charge of $20 million before-tax ($15 million after-tax) resulting from the closure of a chemical manufacturing facility in the United Kingdom in the third quarter of 2012.

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Baker Hughes Announces Third Quarter Results

Table 2: Calculation of EBIT, EBITDA, and Adjusted EBITDA (non-GAAP measures)1

	Three Months Ended
	September 30,		June 30,
(In millions)	2013	2012	2013
Net income attributable to Baker Hughes	$341	$279	$240
Net (loss) income attributable to noncontrolling interests	(1)	5	5
Income taxes	178	153	131
Income before income taxes	518	437	376
Interest expense, net	58	49	60
Earnings before interest and taxes (EBIT)	576	486	436
Depreciation and amortization expense	423	408	424
Earnings before interest, taxes, depreciation and amortization (EBITDA)	999	894	860
Adjustments to EBITDA:
Severance charges[2]	19	—	—
Information technology charges[3]	—	43	—
Facility closure[4]	—	20	—
Adjusted EBITDA	$1,018	$957	$860

	Nine Months Ended
(In millions)	2013	2012
Net income attributable to Baker Hughes	$848	$1,097
Net income attributable to noncontrolling interests	5	5
Income taxes	441	497
Income before income taxes	1,294	1,599
Interest expense, net	173	153
Earnings before interest and taxes (EBIT)	1,467	1,752
Depreciation and amortization expense	1,262	1,151
Earnings before interest, taxes, depreciation and amortization (EBITDA)	2,729	2,903
Adjustments to EBITDA:
Severance charges[2]	19	—
Devaluation of Venezuelan currency[5]	23	—
Information technology charges[3]	—	43
Facility closure[4]	—	20
Adjusted EBITDA	$2,771	$2,966

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Baker Hughes Announces Third Quarter Results

1
EBIT, EBITDA, and Adjusted EBITDA (as defined in the calculations above) are non-GAAP measures. Management is providing these measures because it believes that such measures are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance.

2	Severance charge of $19 million before-tax ($17 million after-tax) related to restructuring in Latin America during the third quarter of 2013.
3	Charge of $43 million before-tax ($28 million after-tax) related to internally developed software and other information technology assets in the third quarter of 2012.
4	Charge of $20 million before-tax ($15 million after-tax) resulting from the closure of a chemical manufacturing facility in the United Kingdom in the third quarter of 2012.
5
Foreign exchange loss of $23 million before and after-tax due to the devaluation of Venezuela's currency from the prior exchange rate of 4.3 Bolivars Fuertes per U.S. Dollar to 6.3 Bolivars Fuertes per U.S. Dollar, which applied to our local currency denominated balances.

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Baker Hughes Announces Third Quarter Results

Table 3a: Segment Revenue, Profit Before Tax, and Profit Before Tax Margin1

	Three Months Ended
	September 30,		June 30,
(In millions)	2013	2012	2013
Segment Revenue
North America	$2,854	$2,742	$2,677
Latin America	557	583	557
Europe/Africa/Russia Caspian	984	866	966
Middle East/Asia Pacific	1,064	844	971
Industrial Services and Other	328	320	316
Total Operations	$5,787	$5,355	$5,487
Profit Before Tax
North America	$295	$288	$211
Latin America	(23)	45	(18)
Europe/Africa/Russia Caspian	170	104	151
Middle East/Asia Pacific	156	70	115
Industrial Services and Other	38	38	39
Total Operations	$636	$545	$498
Corporate and Other Profit Before Tax
Interest expense, net	(58)	(49)	(60)
Corporate and other	(60)	(59)	(62)
Corporate, net interest and other	(118)	(108)	(122)
Profit Before Tax	$518	$437	$376
Profit Before Tax Margin[1]
North America	10%	11%	8%
Latin America	(4%)	8%	(3%)
Europe/Africa/Russia Caspian	17%	12%	16%
Middle East/Asia Pacific	15%	8%	12%
Industrial Services and Other	12%	12%	12%
Total Operations	11%	10%	9%

1
Profit before tax margin is a non-GAAP measure defined as profit before tax (“income before income taxes”) divided by revenue. Management uses the profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

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Baker Hughes Announces Third Quarter Results

Table 3b: Segment Revenue, Profit Before Tax, and Profit Before Tax Margin1

	Nine Months Ended September 30,
(In millions)	2013	2012
Segment Revenue
North America	$8,134	$8,277
Latin America	1,704	1,760
Europe/Africa/Russia Caspian	2,804	2,684
Middle East/Asia Pacific	2,929	2,393
Industrial Services and Other	933	922
Total Operations	$16,504	$16,036
Profit Before Tax
North America	$741	$1,046
Latin America	8	189
Europe/Africa/Russia Caspian	414	413
Middle East/Asia Pacific	387	232
Industrial Services and Other	101	104
Total Operations	$1,651	$1,984
Corporate and Other Profit Before Tax
Interest expense, net	(173)	(153)
Corporate and other	(184)	(232)
Corporate, net interest and other	(357)	(385)
Profit Before Tax	$1,294	$1,599
Profit Before Tax Margin[1]
North America	9%	13%
Latin America	0%	11%
Europe/Africa/Russia Caspian	15%	15%
Middle East/Asia Pacific	13%	10%
Industrial Services and Other	11%	11%
Total Operations	10%	12%

1
Profit before tax margin is a non-GAAP measure defined as profit before tax (“income before income taxes”) divided by revenue. Management uses the profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

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Table 4: Adjustments to Operating Profit Before Tax1

(In millions)	Three Months Ended September 30, 2013[2]	Three Months Ended September 30, 2012[3]
Adjustments to Operating Profit Before Tax
North America	$—	$33
Latin America	19	7
Europe/Africa/Russia Caspian	—	11
Middle East/Asia Pacific	—	10
Industrial Services and Other	—	2
Total Operations	$19	$63

(In millions)	Nine Months Ended September 30, 2013[4]	Nine Months Ended September 30, 2012[3]
Adjustments to Operating Profit Before Tax
North America	$—	$33
Latin America	42	7
Europe/Africa/Russia Caspian	—	11
Middle East/Asia Pacific	—	10
Industrial Services and Other	—	2
Total Operations	$42	$63

1	There were no items identified requiring adjustment in the second quarter of 2013.
2	Severance charge of $19 million before-tax related to restructuring in Latin America during the third quarter of 2013.
3
Charges of $43 million before-tax related to internally developed software and other information technology assets in the third quarter of 2012. Charges of $20 million before-tax associated with the closure of a chemical manufacturing facility in the United Kingdom in the third quarter of 2012. The information technology assets and manufacturing facility supported our global operations. Therefore, these costs have been allocated to all segments.

4
Includes severance charge incurred in the third quarter of 2013 (see note 2 above) and foreign exchange loss of $23 million before-tax incurred in the first quarter of 2013 due to the devaluation of Venezuela's currency from the prior exchange rate of 4.3 Bolivars Fuertes per U.S. Dollar to 6.3 Bolivars Fuertes per U.S. Dollar, which applied to our local currency denominated balances.

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Baker Hughes Announces Third Quarter Results

Table 5a: Supplemental Financial Information Excluding Certain Identified Items
The following table contains non-GAAP measures of operating profit before tax and operating profit before tax margin, excluding the severance charges related to restructuring in Latin America in the third quarter of 2013, and charges related to information technology and the closure of a chemical manufacturing facility recorded in the third quarter of 2012 (see Table 4). There were no items requiring adjustment for the second quarter of 2013.

	Three Months Ended
	September 30,		June 30,
(In millions)	2013	2012	2013
Segment Revenue
North America	$2,854	$2,742	$2,677
Latin America	557	583	557
Europe/Africa/Russia Caspian	984	866	966
Middle East/Asia Pacific	1,064	844	971
Industrial Services and Other	328	320	316
Total Operations	$5,787	$5,355	$5,487
Operating Profit Before Tax[1]
North America[2]	$295	$321	$211
Latin America[3]	(4)	52	(18)
Europe/Africa/Russia Caspian[3]	170	115	151
Middle East/Asia Pacific	156	80	115
Industrial Services and Other	38	40	39
Total Operations	$655	$608	$498
Operating Profit Before Tax Margin[1]
North America[2]	10%	12%	8%
Latin America[3]	(1%)	9%	(3%)
Europe/Africa/Russia Caspian[3]	17%	13%	16%
Middle East/Asia Pacific	15%	9%	12%
Industrial Services and Other	12%	13%	12%
Total Operations	11%	11%	9%

1
Operating profit before tax is a non-GAAP measure defined as profit before tax ("income before income taxes") less certain identified costs. Operating profit before tax margin is a non-GAAP measure defined as operating profit before tax divided by revenue. Management uses each of these measures because it believes they are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measures may be used by investors to make informed investment decisions.

2
Operating profit before tax and operating profit before tax margin include an inventory charge of $11 million before-tax related to certain proppants used in pressure pumping in North America in the second quarter 2013.

3
Operating profit before tax and operating profit before tax margin include bad debt provisions of $42 million, $22 million, and $20 million before-tax in Latin America in the third quarter of 2013, third quarter of 2012, and second quarter of 2013, respectively. The third quarter of 2012 also included bad debt provisions of $7 million before-tax in Europe.

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Table 5b: Supplemental Financial Information Excluding Certain Identified Items
The following table contains non-GAAP measures of operating profit before tax and operating profit before tax margin, excluding the restructuring charges in Latin America recorded in the third quarter of 2013, the charge for the devaluation of the Venezuelan currency recorded in the first quarter of 2013, and charges related to information technology and the closure of a chemical manufacturing facility recorded in the third quarter of 2012 (see Table 4).

	Nine Months Ended September 30,
(In millions)	2013	2012
Segment Revenue
North America	$8,134	$8,277
Latin America	1,704	1,760
Europe/Africa/Russia Caspian	2,804	2,684
Middle East/Asia Pacific	2,929	2,393
Industrial Services and Other	933	922
Total Operations	$16,504	$16,036
Operating Profit Before Tax[1]
North America[2]	$741	$1,079
Latin America[3]	50	196
Europe/Africa/Russia Caspian[3]	414	424
Middle East/Asia Pacific	387	242
Industrial Services and Other	101	106
Total Operations	$1,693	$2,047
Operating Profit Before Tax Margin[1]
North America[2]	9%	13%
Latin America[3]	3%	11%
Europe/Africa/Russia Caspian[3]	15%	16%
Middle East/Asia Pacific	13%	10%
Industrial Services and Other	11%	11%
Total Operations	10%	13%

See footnotes from Table 5a.

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Baker Hughes Announces Third Quarter Results

Baker Hughes Operational Highlights
This quarter, Baker Hughes officially launched ProductionWave™, a comprehensive suite of products and services specifically tailored towards production optimization in the unconventional market. ProductionWave solutions include combinations of FLEX™ pump technology, sand control products, chemical injection systems, and real-time monitoring services, providing our customers with new field development options to address the specific challenges of wide flow ranges, high gas production, and the typical paraffin, scale, and sand production associated with unconventionals. In addition to achieving increased production rates, our customers are benefiting from lower installation and maintenance costs when compared to other artificial lift systems. ProductionWave and FLEX pump technology are already gaining traction in the U.S. market. In the brief time since launch, 46 FLEX pumps have been installed in low-flow wells.
Recently, Baker Hughes announced the availability of its StayCool™ multidimensional cutters, which help operators drill faster and more cost effectively by extending the cutter life and footage per run, especially in difficult drilling environments. The StayCool cutter’s patent-pending contoured design reduces friction and maintains a sharper cutting edge throughout the bit run. The StayCool cutters have already drilled more than 300,000 feet in 90 runs, in five different applications in field tests, and for more than 20 customers throughout the U.S. In the Cana Woodford field of Oklahoma, this technology provided customers with a 10% improvement in the rate of penetration and a 37% improvement in footage when drilling through hard sands interbedded with hard limestone.
Baker Hughes launched its ClearStar™ synthetic fracturing fluid system, which improves reservoir performance and delivers superior flowback for increased production and improved economic results compared to traditional guar based systems. Used with the Baker Hughes EnZyme™ and HighPerm™ encapsulated breakers, ClearStar fluids minimize the risk of formation and proppant pack damage to ensure maximum flowback capacity and speed and increase both initial and long-term hydrocarbon production. In 32 separate treatments in Colorado’s Wattenberg field, this system produced an average of 11% more cumulative oil over 350 days of production compared to wells stimulated using premium, guar-based fluids.
Baker Hughes H2prO™ services continue to build momentum across a number of basins including the Permian, Marcellus, and Eagle Ford. In September, Baker Hughes reached a milestone in our Water Management business by treating five million barrels of produced water in a single month for the first time. Our Water Management and Pressure Pumping teams also successfully performed a fracture stimulation treatment for a customer in West Texas using 100% treated produced water. The job was the first produced water crosslink frac job performed by this customer and resulted in a successful 17-stage fracture stimulation job.
During the third quarter, Shell and Baker Hughes executed a software license and joint development agreement to produce a high-end platform for geological and reservoir modeling. The new platform will bring enhanced evaluation and visualization capabilities to Shell, allowing geoscience and petroleum engineering experts to better plan and manage the extraction of oil and gas resources and maximize their full potential. The system will be optimized for reservoir modeling and production in tight/shale gas and liquids rich shale reservoirs, and is based on the Baker Hughes JewelEarth™ software platform, which has a strong track record of delivering integrated, data-driven workflows for optimizing these types of plays.
During the third quarter, Baker Hughes announced the strengthening of its business alliance with CGG and the realignment of the firms’ joint venture to focus on surface and borehole microseismic monitoring, processing, visualization, and interpretation. The joint venture, now called Magnitude, strengthens the capabilities of Baker Hughes and CGG in unconventional resource plays and other emerging markets. In addition to surface and borehole microseismic monitoring, Magnitude will work more closely with CGG and their microseismic team to provide a more complete reservoir monitoring solution.

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Baker Hughes Announces Third Quarter Results

Baker Hughes and Petronas Carigali have entered into a long-term Oilfield Service Agreement to enhance recoverable reserves and production of hydrocarbons in the Greater D18 field, offshore Malaysia. This 23-year agreement is a result of a successful field development study and production enhancement campaign by our Reservoir Development Services and Integrated Operations groups. Commencing in the fourth quarter, this award will support continued growth in the region, and complements our growing position in field management projects around the world.
During the third quarter, Baker Hughes achieved a significant milestone by drilling the deepest well in the history of the Gulf of Mexico to a depth of 36,552 feet. Achieving this record required operating in extreme pressures over 30,000 pounds per square inch.
Supplemental Financial Information
Supplemental financial information can be found on the Company’s website at: www.bakerhughes.com/investor in the Financial Information section under Quarterly Results.
Conference Call and Webcast
The Company has scheduled a conference call and webcast to discuss management’s outlook and the results reported in today’s earnings announcement. The call will begin at 8 a.m. Eastern time, 7 a.m. Central time on Friday, October 18, 2013, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the conference call will also be posted to the Company’s website and available for real-time viewing at www.bakerhughes.com/investor. To access the conference call, please call the conference call operator at: 800-446-1671 in the U.S., or 847-413-3362 for international calls. Please call in 20 minutes prior to the scheduled start time and ask for the “Baker Hughes Conference Call.” A replay of the call will be available through Friday, November 1, 2013. The number for the replay is: 888-843-7419 in the U.S., or 630-652-3042 for international calls, and the access code is: 35542417. To access the webcast, go to our Events and Presentations page on the Company’s website at: www.bakerhughes.com/investor.
Forward-Looking Statements
This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward-looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “foresee,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, Baker Hughes’ subsequent quarterly report on Form 10-Q for the quarterly periods ended March 31, and June 30, 2013; and those set forth from time-to-time in other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the Company’s website at: www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (“EDGAR”) at: www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement.
Our expectations regarding our business outlook and business plans; the business plans of our customers; oil and natural gas market conditions; cost and availability of resources; economic, legal and regulatory conditions and other matters are only our forecasts regarding these matters.
These forward looking statements, including forecasts, may be substantially different from actual results, which are affected by many risks including the following risk factors and the timing of any of these risk factors:

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Baker Hughes Announces Third Quarter Results

Economic and political conditions – the impact of worldwide economic conditions and sovereign debt crises in Europe; the effect that declines in credit availability may have on worldwide economic growth and demand for hydrocarbons; the ability of our customers to finance their exploration and development plans; foreign currency exchange fluctuations and changes in the capital markets in locations where we operate; and the impact of government disruptions such as a U.S. government shutdown.
Oil and gas market conditions – the level of petroleum industry exploration, development and production expenditures; the price of, volatility in pricing of, and the demand for crude oil and natural gas; drilling activity; drilling permits for and regulation of the shelf and the deepwater drilling; excess productive capacity; crude and product inventories; LNG supply and demand; seasonal and other adverse weather conditions that affect the demand for energy; severe weather conditions, such as tornadoes and hurricanes, that affect exploration and production activities; Organization of Petroleum Exporting Countries (“OPEC”) policy and the adherence by OPEC nations to their OPEC production quotas.
Terrorism and geopolitical risks – war, military action, terrorist activities or extended periods of international conflict, particularly involving any petroleum-producing or consuming regions; labor disruptions, civil unrest or security conditions where we operate; expropriation of assets by governmental action; cybersecurity risks and cyber incidents or attacks.
Price, market share, contract terms, and customer payments – our ability to obtain market prices for our products and services; the ability of our competitors to capture market share; our ability to retain or increase our market share; changes in our strategic direction; the effect of industry capacity relative to demand for the markets in which we participate; our ability to negotiate acceptable terms and conditions with our customers, especially national oil companies, to successfully execute these contracts, and receive payment in accordance with the terms of our contracts with our customers; our ability to manage warranty claims and improve performance and quality; our ability to effectively manage our commercial agents.
Costs and availability of resources – our ability to manage the costs, availability, distribution and delivery of sufficient raw materials and components (especially steel alloys, chromium, copper, carbide, lead, nickel, titanium, beryllium, barite, synthetic and natural diamonds, sand, gel, chemicals, and electronic components); our ability to manage energy-related costs; our ability to manage compliance-related costs; our ability to recruit, train and retain the skilled and diverse workforce necessary to meet our business needs and manage the associated costs; the effect of manufacturing and subcontracting performance and capacity; the availability of essential electronic components used in our products; the effect of competition, particularly our ability to introduce new technology on a forecasted schedule and at forecasted costs; potential impairment of long-lived assets; unanticipated changes in the levels of our capital expenditures; the need to replace any unanticipated losses in capital assets; labor-related actions, including strikes, slowdowns and facility occupations; our ability to maintain information security.
Litigation and changes in laws or regulatory conditions – the potential for unexpected litigation or proceedings and our ability to obtain adequate insurance on commercially reasonable terms; the legislative, regulatory and business environment in the U.S. and other countries in which we operate; outcome of government and legal proceedings, as well as costs arising from compliance and ongoing or additional investigations in any of the countries where the Company does business; new laws, regulations and policies that could have a significant impact on the future operations and conduct of all businesses; laws, regulations or restrictions on hydraulic fracturing; any restrictions on new or ongoing offshore drilling or permit and operational delays or program reductions as a result of the regulations in the Gulf of Mexico and other areas of the world; changes in export control laws or exchange control laws; the discovery of new environmental remediation sites; changes in environmental regulations; the discharge of hazardous materials or hydrocarbons into the environment; restrictions on doing business in countries subject to sanctions; customs clearance procedures; changes in accounting standards; changes in tax laws or tax rates in the jurisdictions in which we operate; resolution of tax assessments or audits by various tax authorities; and the ability to fully utilize our tax loss carry forwards and tax credits.

Baker Hughes Incorporated News Release	Page 18
Baker Hughes Announces Third Quarter Results

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Baker Hughes is a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry. The Company’s 60,000-plus employees today work in more than 80 countries helping customers find, evaluate, drill, produce, transport and process hydrocarbon resources. For more information on Baker Hughes’ century-long history, visit: www.bakerhughes.com.